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[LOGO]        WRC Media, Inc.
              512 Seventh Avenue
              23rd Floor
              New York, NY  10018



CONTACT: Richard Nota
         WRC Media Inc.
         212-768-2268

For Immediate Release


                   WRC MEDIA INC. ANNOUNCES TWO ACQUISITIONS

      The leading supplementary education publisher will provide web-based education for K-12 schools


May 10, 2001 - WRC Media announced today that it has completed the acquisition of two companies - Lindy Enterprises and ChildU, Inc.

Martin E. Kenney, Chief Executive Officer, stated, "These acquisitions will put WRC at the forefront of internet-delivered curriculum and assessment providers. They also provide us with the opportunity to extend our existing product offerings. The acquisition of Lindy Enterprises should accelerate our top line revenue growth, as well as provide us with enhanced development capability for electronically delivered assessment products.

"ChildU, with CompassLearning'TM', will give us the capability to provide a comprehensive product suite of both LAN-based and internet-delivered software. It will provide multiple price point entry into the marketplace, and create new selling opportunities and expand our on-line development capabilities to expedite the migration of all of our content assets to the web."

Lindy Enterprises develops curriculum-based skills assessment and test preparation products that correlate to national and state curriculum. American Guidance Service, Inc. (AGS), which is currently the fastest growing and highest margin segment of WRC Media, will focus on top-line growth of Lindy Enterprises through a national marketing campaign and product innovation. AGS will gain increased development capability for electronically-delivered assessment products.

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ChildU, Inc. will offer The Learning Odyssey, a K-12 comprehensive educational curriculum delivered entirely on-line. The company currently has a complete grades 4-6 curriculum offering, and will be rolling out grades 1-3 and grades 7-8 curriculum later this year. The acquisition will create a powerful platform for the delivery of WRC Media's Internet-based products and services. CompassLearning'TM' Inc., with this acquisition, will offer a comprehensive product suite of both LAN-based and Internet-delivered software, which is being demanded by customers. They will create opportunities for multi-price point entry, which is important for development of new business. The company will also obtain an on-line development capability to expedite the completion of all web-enabled products.


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WRC Media Inc. (www.wrcmedia.com), a publishing and media company, creates and distributes innovative quality supplementary educational materials for use in schools, libraries, and the home. According to Educational Marketer, WRC Media was the nation's largest supplementary materials publisher for 1999. WRC Media Inc has four principal operating subsidiaries.

CompassLearning'TM' Inc. is the leader in research-driven, standards-based digital learning solutions that provide choices to help teachers manage student performance, personalize learning, and connect communities of learners. With over 7,000 hours of curriculum and instruction, more than 20,000 schools use CompassLearning'TM' solutions.

Weekly Reader Corporation publishes Weekly Reader periodicals serving over 7 million school children. It also publishes other branded periodicals and instructional materials, including Teen Newsweek, published for middle and high school students.

World Almanac Education Group, Inc. publishes the World Almanac and World Almanac for Kids, Facts On File news periodicals and Internet services, Gareth Stevens books and the Funk & Wagnalls encyclopedia. The company distributes high quality books to schools and libraries through its Library Services division.

American Guidance Service, Inc. is a leader in producing highly reliable and valid behavior, ability, achievement, and speech-language assessments, and publishes a variety of high-interest, low-reading-level textbooks for middle and high school students.


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Information in this press release contains forward-looking statements, including statements regarding our expectations, beliefs, intentions or strategies that involve a number of risks, uncertainties, and assumptions. Should any of the risks or uncertainties develop into actual events, or our assumptions prove to be inaccurate, actual outcomes and results could differ materially from what is expressed in such forward-looking statements and these developments or inaccuracies could materially and adversely affect our business, financial condition and results of operations. Risks and uncertainties relating to WRC Media's and its subsidiaries' businesses are set forth in the documents and reports filed from time to time with the Securities and Exchange Commission.





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